Exhibit 10.7

SECOND AMENDMENT TO SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this “Second Amendment”) is entered into as of this 17th day of May, 2005, by and among (i) FIVE STAR QUALITY CARE TRUST, a Maryland business trust (the “Tenant”), and (ii) each of the other parties identified on the signature page hereof (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, HRES2 Properties Trust, SPTIHS Properties Trust, SPT-Michigan Trust and SPTMNR Properties Trust, as landlord (collectively, the “Original Secured Parties”), and the Tenant, as tenant, entered into that certain Master Lease Agreement dated as of December 31, 2001 as amended by that certain Partial Termination of Lease and Sublease dated as of June 5, 2003, by and among SPTIHS Properties Trust and the Tenant, among others (as so amended, the “Original Lease”), pursuant to which the Original Secured Parties leased to the Tenant and the Tenant leased from the Original Secured Parties certain properties as more particularly described in the Original Lease; and

WHEREAS, pursuant to that certain Security Agreement, dated as of December 31, 2001, by and among the Tenant and the Original Secured Parties, as amended by that First Amendment to Security Agreement, dated as of April 19, 2004, (as amended, the “Security Agreement”), the Tenant granted to the Original Secured Parties a first and perfected lien and security interest in the Collateral (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in the Security Agreement) to secure the payment and performance of the Obligations; and

WHEREAS, the Tenant and the Secured Parties have entered into that certain Second Amended and Restated Lease Agreement dated as of November 19, 2004 (the “Amended Lease”), which Amended Lease amends and restates the Original Lease to add additional properties as more particularly described in the Amended Lease; and

WHEREAS, the Tenant and the Secured Parties wish to amend the Security Agreement to reflect the amendment and restatement of the Original Lease and to remove one (1) of the facilities from Schedule 2 to the Security Agreement, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Tenant and the Secured Parties hereto hereby agree as follows:

1.              All references in the Security Agreement to the Master Lease shall mean the Amended Lease, as the same may be amended from time to time.

2.              Schedule 2 to the Security Agreement (“The Facilities”) is hereby amended by deleting the following facility therefrom:

FARMINGTON CARE CENTER
34225 Grand River Avenue
Farmington, Michigan

3.              As amended hereby, the Security Agreement is hereby ratified and confirmed.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed under seal as of the date first above written.

TENANT:

FIVE STAR QUALITY CARE TRUST,

a Maryland business trust

By:	/s/ Bruce J. Mackey Jr.

Bruce J. Mackey Jr.

Treasurer, Chief Financial Officer and Assistant Secretary

SECURED PARTIES:

HRES2 PROPERTIES TRUST, a Maryland real estate investment trust, SPTIHS PROPERTIES TRUST, a Maryland real estate investment trust, SPT-MICHIGAN TRUST, a Maryland business trust, SPTMNR PROPERTIES TRUST, a Maryland real estate investment trust, SNH CHS PROPERTIES TRUST, a Maryland real estate investment trust, ELLICOTT CITY LAND I, LLC, a Delaware limited liability company, and ELLICOTT CITY LAND II, LLC, a Delaware limited liability company

By:	/s/ John R. Hoadley
John R. Hoadley

Treasurer of each of the foregoing entities